Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Sonic Solutions (the “Company”) on Form 10-Q/A (Amendment No. 1) for the period ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, A. Clay Leighton, Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company at the dates and for the periods indicated.

This certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: February 27, 2006

By: /s/ A. Clay Leighton

Name: A. Clay Leighton

Title: Executive Vice President

          and Chief Financial Officer